UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2013 (February 21, 2013)

GASTAR EXPLORATION LTD.
GASTAR EXPLORATION USA, INC.
(Exact Name of Registrant as Specified in its Charter)

Alberta, Canada	98-0570897
Delaware	38-3531640
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1331 Lamar Street, Suite 650
Houston, Texas	77010
(Address of principal executive offices)	(ZIP Code)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition.

On February 21, 2013, Gastar Exploration Ltd. (the “Company”) issued a press release announcing its total proved reserves as of December 31, 2012, its capital budget for 2013, production guidance for the first quarter of 2013 and information regarding current operations. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 2.02, including the press release attached as Exhibit 99.1 and incorporated by reference into this Item 2.02, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act , except to the extent it is included in Item 8.01 below or unless specifically identified in such filing as being incorporated therein by reference.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

The information presented under Item 2.02 above, and the information incorporated by reference therein, is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01, or incorporated by reference to Item 2.02 above, including the press release attached as Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent it is included in Item 8.01 below or unless specifically identified in such filing as being incorporated therein by reference.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Items

The information included below includes certain excerpts from the press release regarding the Company's total proved reserves as of December 31, 2012 and its capital budget for 2013.

Proved Reserves

The Company reported year-end 2012 proved natural gas, oil and condensate and natural gas liquids (“NGLs”) reserves of 180.9 billion cubic feet equivalent (“Bcfe”), as estimated in accordance with Securities Exchange Commission (“SEC”) regulations. This represents an increase of 51% over year-end 2011 proved reserves of 119.7 Bcfe.

Of the total 2012 year-end proved reserves, 72% were natural gas, 11% were condensate and oil and 17% were NGLs, as compared to 77%, 9% and 14%, respectively, for year-end 2011. The pre-tax present value of these reserves, discounted at 10% (PV-10), was $206.8 million, versus $217.1 million at year-end 2011, which reflects a year-over-year decline in natural gas, oil, condensate and NGLs prices.

Marcellus Shale assets represented 85% of proved reserves volumes and 93% of the PV-10 value, with East Texas comprising the majority of the remainder of proved reserves and PV-10 value.

Proved undeveloped (“PUD”) reserves at December 31, 2012 accounted for approximately 30% of total proved reserves, compared to approximately 34% at year-end 2011. Proved undeveloped reserves at year-end 2012 were comprised of 54.3 Bcfe of Appalachian Basin reserves with a PV-10 value of $39.1 million. At year-end 2012, Gastar recorded only one gross Marcellus PUD location adjacent to each gross producing location drilled (down from gross 1.3 PUD locations for each gross producing location at year-end 2011).
In accordance with SEC regulations, estimates of proved reserves as of December 31, 2012 were calculated using the 12-month un-weighted arithmetic average of the first-day-of-the-month price for each month in the period January through December 2012. For natural gas volumes, the average Henry Hub price utilized was $2.76 per MMbtu. For oil volumes, the average West Texas Intermediate (WTI) posted price and the WTI spot price utilized was $91.21 and $94.71 per barrel, respectively. For NGLs volumes, the price per barrel used was $31.73. The natural gas, oil, condensate and NGLs prices are adjusted for energy content or quality, transportation and regional price differentials by area.

2013 Capital Budget

The Company's Board of Directors has approved a 2013 capital budget of approximately $93 million, comprised of $75 million of drilling, completion and infrastructure costs, $15 million in leasing and seismic costs and $3 million for other capitalized costs, which is materially lower than our 2012 capital expenditures of approximately $146 million. The reduced capital program should still support a program that will allow us to continue our track record of strong volume and reserve growth.

In the Marcellus Shale, Gastar expects to spend approximately $60 million, comprised of $52 million for drilling, completion and infrastructure costs and an additional $8 million for lease acquisition and seismic costs. In the Mid-Continent, Gastar has budgeted $27 million, comprised of $22 million for drilling and completion costs and $5 million for additional lease acquisition costs. No new wells are planned in East Texas due to continued depressed natural gas price realizations; however, we expect to spend $2 million primarily for selected well recompletions and lease maintenance.

Drilling, completion and infrastructure costs account for $75 million of the 2013 capital budget, of which 69% is allocated for activities in the liquids-rich window of the Marcellus Shale, and 29% will be directed to drilling the Mid-Continent oil venture. We expect to fund our 2013 capital program through existing cash balances, internally generated cash flow from operating activities, borrowings under the revolving credit facility and the possible divestiture of our East Texas assets. Gastar exited 2012 with $98 million outstanding under our revolving credit facility and approximately $9 million in cash.
As part of our 2013 capital program, if such drilling and completion is successful, Gastar expects to place on production an additional 19 gross (9.5 net) operated Marcellus horizontal wells in Marshall County, West Virginia. In the Mid-Continent, we expect to drill and complete nine gross (4.5 net) non-operated wells bringing total wells on production to 10 gross (5.0 net). Although no new wells are planned in East Texas during 2013, we will continue to monitor other nearby operators' drilling activities in oil-bearing formations that also underlie a large portion of our East Texas acreage for future drilling opportunities.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.        Description of Document

99.1	Press release dated February 21, 2013.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2013	GASTAR EXPLORATION LTD.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

GASTAR EXPLORATION USA, INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President

EXHIBIT INDEX

Exhibit No.        Description of Document

99.1	Press release dated February 21, 2013.